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                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus Supplement of Banc of America Mortgage Securities, Inc., relating to Mortgage Pass-Through Securities, Inc., Series 2004-7, Class 5-A-16 Certificates, comprising part of the Registration Statement (No 333-105940) of Banc of America Mortgage Securities, Inc., of our report dated February 13, 2004 relating to the financial statements, which appears in Item 8 of MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statements of MBIA Insurance Corporation as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which is included in Exhibit 99 to such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in the Prospectus Supplement.


/s/ PricewaterhouseCoopers LLP
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July 27, 2004